Exhibit 5.1

Tel +1.713.758.2222 Fax +1.713.758.2346

July 1, 2025

LandBridge Company LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for LandBridge Company LLC, a Delaware limited liability company (the “Company”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) Class A shares representing limited liability company interests (the “Class A Shares”) in the Company;

(2) preferred shares representing limited liability company interests (the “Preferred Shares”) in the Company;

(3) depositary receipts representing fractional Preferred Shares (the “Depositary Shares”);

(4) debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”); and

(5) warrants to purchase our Class A Shares, Preferred Shares or our Debt Securities, and the general manner in which we will offer such securities (the “Warrants”).

The Class A Shares, Preferred Shares, Depositary Shares, Debt Securities and Warrants are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection with the opinion expressed herein, we examined, among other things, (i) the Certificate of Formation of the Company and the First Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLCA”), (ii) the Amended and Restated Limited Liability Company Agreement of OpCo, as amended OpCo limited liability company agreement (the “OpCo LLCA”), (iii) the records of company proceedings that have occurred prior to the date hereof with respect to the filing of the Registration Statement, (v) the Registration Statement and the Prospectus, (vi) the Registration Rights Agreement, dated as of July 1, 2024, by and between the Company and LBH, (vii) the Registration Rights Agreement, dated as of December 19, 2024, by and among the Company and the other parties listed therein and (vii) the form of Indenture (the “Indenture”) filed as an exhibit to the Registration Statement filed as an exhibit to the Registration Statement.

In connection with this opinion, we have assumed that:

(1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective;

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

LandBridge Company LLC July 1, 2025 Page 2

(2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Class A Shares, when (i) the Company has taken all necessary action to approve the issuance of such Class A Shares, the terms of the offering thereof and related matters and (ii) the Class A Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein, then the Class A Shares will be validly issued, fully paid and non-assessable.

(2) With respect to any series of Preferred Shares, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (ii) certificates representing the the series of Preferred Shares have been duly executed, countersigned, registered and delivered (or non-certificated Preferred Shares shall have been properly issued) either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Shares) provided for therein; or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Shares), the the series of Preferred Shares will be validly issued, fully paid and non-assessable.

(3) With respect to the Depositary Shares, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Shares underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (iii) the Preferred Shares underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, either 1. upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement or 2. upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company, the Depositary Shares will be legally issued.

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(4) With respect to the Debt Securities, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been authorized, executed and delivered by the parties thereto; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration thereof or provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(5) With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or the Company’s officers either 1. upon payment of the consideration therefor provided for therein or 2. upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Class A Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class A Shares.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

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(4) This opinion is limited in all respects to the federal laws of the United States of America, the Delaware Limited Liability Company Act, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the federal laws of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.